PPL CORPORATION
PPL CAPITAL FUNDING, INC.
20,000,000 Equity Units
UNDERWRITING AGREEMENT
New York, New York
June 22, 2010
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
     As Representatives of the Several Underwriters
Ladies and Gentlemen:
          1. Introductory.
          PPL Corporation, a Pennsylvania corporation (the “Company”), and PPL Capital Funding, Inc., a Delaware corporation (“PPL Capital Funding” and together with the Company, the “Issuers”), propose to issue and sell, and the several Underwriters named in Section 3 hereof (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) propose, severally and not jointly, to purchase, upon the terms and conditions set forth herein, an aggregate of 20,000,000 Equity Units (the “Underwritten Securities”), the terms of which are set forth on Schedule A. Additionally, the Company proposes to issue and sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, at the option of the Underwriters, up to an additional 3,000,000 Equity Units (the “Option Securities”). The Underwritten Securities and any Option Securities are herein referred to as the “Securities”.
          Each Equity Unit will initially consist of (a) a 1/20 or 5% undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.625% Junior Subordinated Notes due 2018 (the “Notes”) guaranteed by the Company and (b) a stock purchase contract (a “Purchase Contract”) under which the holder of the Equity Unit will purchase from the Company on July 1, 2013, for an amount in cash equal to the stated amount per Security of $50 (the “Stated Amount”), a number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), as set forth in such Purchase Contract. The Notes and the Guarantees will be issued pursuant to an Indenture (the “Base Indenture”), as amended by a

Supplemental Indenture, dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), including the subordinated guarantees set forth therein (the “Guarantees”), among PPL Capital Funding, the Company and The Bank of New York Mellon, as trustee (the “Indenture Trustee”).
          In accordance with the terms of a Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”) to be entered into among the Company, The Bank of New York Mellon, as Purchase Contract Agent (the “Purchase Contract Agent”) and The Bank of New York Mellon, as Collateral Agent (the “Collateral Agent”), the holders of the Equity Units will pledge the Notes to secure the holders’ obligations to purchase Common Stock under the Purchase Contracts. The Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement. The Purchase Contracts and the Purchase Contract and Pledge Agreement are herein collectively referred to as the “Units Agreements”. The Purchase Contracts together with the related Notes are herein referred to as “Corporate Units”. A holder of Corporate Units, at its option, may elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.
          The Issuers have filed with the Securities and Exchange Commission (the “Commission”) a joint automatic shelf registration statement on Form S-3 (Nos. 333-158200 and 333-158200-03), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Securities under the Securities Act. Promptly after the date of this Agreement, the Company and PPL Capital Funding will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information (other than a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that has not been approved in writing by the Company, PPL Capital Funding and the Representatives) and includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date hereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
          2. Representations and Warranties.
          The Issuers jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 2(b) hereof and as of the Closing Date and any Option Closing Date referred to in Section 5 hereof, and agree with each Underwriter as follows:
          (a) (1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company, PPL Capital Funding or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations or made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) and (4) at the date hereof, each of the Company and PPL Capital Funding was and is eligible to register and issue the Securities, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and PPL Capital Funding on a Rule 405 “automatic shelf registration statement.” Neither the Company and PPL Capital Funding have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.
          (b) The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations on March 25, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and PPL Capital Funding, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
          Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company, PPL Capital Funding or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.
          At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the Closing Date and any Option Closing Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date and any Option Closing Date, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Free Writing Prospectus, including the Final Term Sheet prepared and filed pursuant to Section 6(b) identified on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As of the Applicable Time, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 6:30 p.m. (New York City time) on June 22, 2010 or such other time as agreed by the Company, PPL Capital Funding and the Representatives.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Issuers, as applicable or PPL Capital Funding, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company and PPL Capital Funding’s records pursuant to Rule 433(g).
          “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.
          “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          “Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company, PPL Capital Funding and the Representatives. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company and PPL Capital Funding does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.
          “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company and PPL Capital Funding notified or notifies the Representatives as described in Section 6(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing

Prospectus made in reliance upon and in conformity with written information furnished to the Company and PPL Capital Funding by any Underwriter through the Representatives expressly for use therein (the only such information being that set forth on Schedule B hereto) or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture. The Indenture has been qualified under the Trust Indenture Act and conforms in all material respects to the Trust Indenture Act and the rules and regulations thereunder;
          (c) Each of the Company and PPL Capital Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of incorporation with corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter and to perform its obligations under this Agreement, the Indenture, the Securities, the Units Agreements and the Remarketing Agreement (as defined herein) to the extent a party hereto;
          (d) The authorized capital stock of the Company conforms as to legal matters to the description thereof in the General Disclosure Package and the Prospectus;
          (e) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights;
          (f) The shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance; such shares of Common Stock, when issued and delivered in accordance with the provisions of the Units Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights;
          (g) The shares of Common Stock outstanding prior to the issuance of the Securities are, and upon issuance the shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts will be listed on the New York Stock Exchange;
          (h) The Securities and the Units Agreements have been duly authorized and, at the Closing Date or, in the case of Option Securities and Purchase Contracts constituting part of the Option Securities, at any Option Closing Date (as defined herein), will have been duly executed and delivered by the Company, and, as of the Closing Date or any Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties thereto other than the Company, the Securities and the Units Agreements will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution (the “Enforceability Exceptions”); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract and Pledge Agreement), Section 365(e)(1) of the

United States Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and Section 541 of the Bankruptcy Code should not substantively limit the provisions of the Purchase Contract and Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent’s security interest in the Notes or the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement); the Securities and the Units Agreements will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;
          (i) The Remarketing Agreement (the “Remarketing Agreement”) has been duly authorized by each of the Issuers and when executed and delivered by each of the Issuers will constitute a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Remarketing Agreement will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;
          (j) The Notes are in the form contemplated by the Indenture and have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of PPL Capital Funding, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by PPL Capital Funding and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Indenture will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;
          (k) The Guarantees have been duly authorized and, when duly executed pursuant to the Indenture and issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company enforceable in accordance with their terms except to the extent limited by the Enforceability Exceptions; the Guarantees will be in the form established pursuant to the Indenture; and the Guarantees will conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus;
          (l) The Indenture, including the subordinated guarantee of the Company, has been duly authorized by PPL Capital Funding and the Company and, when executed and delivered by PPL Capital Funding and the Company and assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and legally binding obligation of PPL Capital Funding and the Company enforceable against PPL Capital Funding and the Company in accordance with its terms, except to the extent limited by the Enforceability Exceptions; the Indenture, including the subordinated guarantee of the Company, and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act;
          (m) No consent, approval, authorization, order, registration or qualification of or with any federal, state or local governmental agency or body or any federal, state or local court is required to be obtained by the Company or the Guarantor in connection with their execution and delivery of this Agreement, the Indenture, the Notes, the Guarantees, the Units

Agreements, or the Remarketing Agreement or the performance by the Issuers of their obligations hereunder or thereunder, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus;
          (n) Neither the execution and delivery of this Agreement, the Indenture, the Notes, the Guarantees, the Units Agreements, or the Remarketing Agreement, nor the issue and sale of the Securities, nor the consummation of any of the transactions herein or therein contemplated, will (i) violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuers, (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Articles of Incorporation or by-laws of the Company or the Certificate of Incorporation or by-laws of PPL Capital Funding, or (iii) any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, except in the case of clauses (i) and (iii) above, for such violations, breaches or defaults that would not in the aggregate have a material adverse effect on the ability of the Company and PPL Capital Funding to perform their obligations hereunder or thereunder;
          (o) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, each set forth or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles;
          (p) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers;
          (q) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change, or event or occurrence that would result in a material adverse change, in the financial position or results of operations of the Company and its subsidiaries taken as a whole;
          (r) Neither the Company nor PPL Capital Funding is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
          (s) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company or its subsidiaries that it is considering imposing) any condition (financial or otherwise) on the Company’s or its applicable subsidiaries retaining any rating assigned to the Company or its applicable subsidiaries or any securities of the Company or its applicable subsidiaries or (ii) has indicated to the Company or its subsidiaries that it is considering any of the actions described in Section 7(d)(v) hereof.
          (t) Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and issued their report with respect to the audited consolidated financial statements and schedules included and incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company during the periods covered by their reports within the meaning of the Securities Act and the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”);
          (u) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s authorizations and transactions are recorded as necessary to permit preparation of financial statements. The Company maintains “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act;
          (v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
          (w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
          (x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign

Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Each of you, as one of the several Underwriters, represents and warrants to, and agrees with, the Issuers, their respective directors and such of their respective officers as shall have signed the Registration Statement, and to each other Underwriter, that the information set forth in Schedule B hereto furnished to the Issuers by or through you or on your behalf expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.
          3. Purchase and Sale of Securities.
          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, (a) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $48.50 per Security, the number of Underwritten Securities set forth below opposite the names of such Underwriters, and (b) in the event the Underwriters exercise their option to purchase Option Securities, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at the same price set forth in clause (a) of this Section 3, that portion of the Option Securities as to which such option to purchase was exercised, and each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional Securities as the Underwriters may determine) that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Underwritten Securities set forth below opposite the name of such Underwriter bears to the total number of Underwritten Securities.

Number of
Underwriters	Underwritten Securities
Credit Suisse Securities (USA) LLC	4,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,000,000
Barclays Capital Inc.	2,800,000
J.P. Morgan Securities Inc.	2,800,000
UBS Securities LLC	2,800,000
Citigroup Global Markets Inc.	460,000
Morgan Stanley & Co. Incorporated	460,000
Wells Fargo Securities, LLC	460,000
U.S. Bancorp Investments, Inc.	400,000
BNP Paribas Securities Corp.	304,000
Mitsubishi UFJ Securities (USA), Inc.	304,000
RBS Securities Inc.	306,000

Number of
Underwriters	Underwritten Securities
Scotia Capital (USA) Inc.	306,000
Credit Agricole Securities (USA) Inc.	200,000
Deutsche Bank Securities Inc.	200,000
KeyBanc Capital Markets Inc.	200,000

Total	20,000,000
          The Company hereby grants to the Underwriters the right to purchase at an Option Closing Date that will occur on or prior to the 13th calendar day immediately following, and including, the Closing (as defined herein), up to 3,000,000 Option Securities, at the same purchase price as set forth in clause (a) of the first paragraph of this Section 3, for the sole purpose of covering over-allotments. Any such election to purchase Option Securities shall be exercised only by written notice from the Representatives to the Company setting forth the number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Representatives, but in no event earlier than the Closing Date.
          4. Public Offering.
          The several Underwriters agree that as soon as practicable, in their judgment, they will make a public offering of their respective portions of the Securities in accordance with the terms set forth in the General Disclosure Package and the Prospectus.
          5. Delivery and Payment.
          (a) The Underwritten Securities will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Underwritten Securities to you against payment by you of the purchase price therefor (such delivery and payment herein referred to as the “Closing”) by wire transfer of immediately available funds to the Company’s account by 10:00 A.M., New York Time or as soon as possible thereafter, on the Closing Date. Such payment shall be made upon delivery of the Securities for the account of Credit Suisse Securities (USA) LLC at DTC. The Underwritten Securities to be so delivered will be in fully registered form in such authorized denominations as established pursuant to the Units Agreements. The Company will make the Underwritten Securities available for inspection by you at the office of Simpson Thacher & Bartlett LLP not later than 10:00 A.M., New York Time, or as soon as possible thereafter on the business day next preceding the Closing Date. The term “Closing Date” wherever used in this Agreement shall mean June 28, 2010, or such other date (i) not later than the seventh full business day thereafter as may be agreed upon in writing by the Company and you or (ii) as shall be determined by postponement pursuant to the provisions of Section 10 hereof.
          The Option Securities will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Option Securities to you against payment by you of the purchase price therefor by wire transfer of immediately available funds to the Company’s account by 10:00 A.M., New York Time or as soon as possible thereafter, on the date specified in the notice described in Section 3 (the “Option Closing Date”). Such payment shall be made upon delivery of the Securities for the account of Credit Suisse Securities (USA) LLC at DTC. The Option Securities to be so delivered will be in fully registered form in such authorized denominations as established pursuant to the Units Agreements. The Company will make the Option Securities available for inspection by you at the office of Simpson Thacher & Bartlett LLP not later than 10:00 A.M., New York Time or as soon as possible thereafter, on the business day next preceding any Option Closing Date.
          (b) Each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not and will not make any offer relating to the Securities that would constitute or would use an “issuer free writing prospectus” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations that would be required to be filed with the Commission, other than information contained in the Final Term Sheet prepared in accordance with Section 6(b).
          6. Certain Covenants of the Issuers.
          Each of the Company and PPL Capital Funding covenants and agrees with the several Underwriters as follows:
     (a) Subject to Section 6(b), to comply with the requirements of Rule 430B and to notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement and/or any notice objecting to its use or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company or PPL Capital Funding become the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company and PPL Capital Funding will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company and PPL Capital Funding will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and PPL Capital Funding shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (b) To give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company and PPL Capital Funding will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company and PPL Capital Funding will give the Representatives notice of their intention to make any such filing pursuant to the Exchange Act or Exchange Act Regulations from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives shall reasonably object in writing. The Company and PPL Capital Funding will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance reasonably satisfactory to the Representatives, and shall file such Final Term Sheet as an “Issuer Free Writing Prospectus” prior to the close of business two Business Days after the date hereof (“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York); provided that the Company and PPL Capital Funding shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives shall reasonably object in writing.
     (c) To furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, as many copies of the Prospectus and any amendments and supplements thereto as each Underwriter may reasonably request.
     (d) That before amending and supplementing the preliminary prospectus or the Prospectus, they will furnish to the Representatives a copy of each such proposed amendment or supplement and that it will not use any such proposed amendment or supplement to which the Representatives reasonably object in writing.
     (e) To use their best efforts to qualify the Securities and to assist in the qualification of the Securities by you or on your behalf for offer and sale under the securities or “blue sky” laws of such jurisdictions as you may designate in the United States and Canada, to continue such qualification in effect so long as required for the distribution of the Securities and to reimburse you for any expenses (including filing fees and fees and disbursements of counsel) paid by you or on your behalf to qualify the Securities for offer and sale, to continue such qualification, to determine its eligibility for investment and to print any preliminary or supplemental “blue sky” survey or legal investment memorandum relating thereto; provided that neither the Company nor PPL Capital Funding shall be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Securities, or to meet any other requirement in connection with this paragraph (e) deemed by the Company and PPL Capital Funding to be unduly burdensome;
     (f) To promptly deliver to you a true and correct copy of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the Registration Statement (but excluding the exhibits), each related preliminary prospectus, the Prospectus, and any amendments and supplements thereto, as you may reasonably request;
     (g) If at any time prior to the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company and PPL Capital Funding promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 4, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Prospectus to the several Underwriters without charge in such quantities as they may reasonably request; provided that the expense of preparing and filing any such amendment or supplement (i) that is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Agreement or (ii) that relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company and PPL Capital Funding, advise the Company and PPL Capital Funding whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Securities and, for the purposes of this subsection (g), the Company and PPL Capital Funding shall be entitled to assume that the distribution of the Securities has been completed when they are advised by you that no Underwriter or such dealer retains any Securities. If at any time following issuance of an Issuer Free Writing Prospectus, there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement (or any other registration statement related to the Securities) or the Statutory Prospectus or any preliminary prospectus would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and PPL Capital Funding will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

     (h) The Company will, as soon as practicable, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act which will satisfy the provisions of Section 11(a) of the Act;
     (i) The Company and PPL Capital Funding will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company or PPL Capital Funding, including all expenses (except as provided in Section 6(g) above) in connection with the preparation and filing of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Underwriters, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Securities to the Underwriters at the place designated in Section 5 hereof, any fees and expenses relating to the eligibility and issuance of the Securities in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Securities, all federal and state taxes (if any) payable (not including any transfer taxes) upon the original issue of the Securities; (ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of any preliminary prospectus and each Prospectus, and (except as provided in Section 6(g) above) any amendment or supplement thereto, to the Underwriters; (iii) any and all fees payable in connection with the rating of the Securities and the Notes; (iv) the Issuers’ costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants, and the Issuers’ portion of the costs of any aircraft chartered in connection with the road show, (v) all fees and expenses in connection with listing the Securities and the underlying Common Stock on the New York Stock Exchange; and (vi) the reasonable fees and expenses of the Indenture Trustee, the Collateral Agent, the custodial agent, securities intermediary, the Purchase Contract Agent and the Guarantee Trustee, including the fees and disbursements of counsel for each of the foregoing agents, in connection with the Securities;
     (j) The Issuers hereby agree that, without the prior written consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, none of them will, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus (the “Lock-Up Period”), directly or indirectly, (i) register, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Securities, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Securities, Purchase Contracts or Common Stock (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Lock-Up Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities or Purchase Contracts to be issued in the transactions contemplated hereby, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company’s existing stock option, employee benefit or dividend reinvestment plans (as described in the General Disclosure Package and the Prospectus), or the filing of a registration statement with the Commission relating to the offering of any shares of common stock issued or reserved for issuance under such plans, or (C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the repurchase of shares of Common Stock, provided that such plan does not provide for the repurchase of Common Stock during the Lock-Up Period. If, however, (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension;
     (k) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (such consent not to be unreasonably withheld), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping in accordance with the Securities Act Regulations;
     (l) To use their reasonable best efforts to effect the listing of the Securities and the underlying Common Stock on the New York Stock Exchange within 30 days of the date of the initial issuance of the Securities;
     (m) The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Common Stock under the Unit Agreements; and
     (n) On or prior to the date that is 30 days prior to the March 28, 2013, the Company shall have entered into, and shall use its commercially reasonable efforts to have the Purchase Contract Agent enter into, the Remarketing Agreement.

          7. Conditions of Underwriters’ Obligations.
          The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date or any Option Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company and PPL Capital Funding contained herein at the date of this Agreement and the Closing Date or any Option Closing Date, as applicable, to the accuracy of the statements of the Company and PPL Capital Funding made in any certificates pursuant to the provisions hereof, to the performance by the Company and PPL Capital Funding of its obligations hereunder and to the following additional conditions:
     (a) You shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”. The procedures described in such letters were prescribed by the Underwriters and are sufficient to satisfy the condition in this Section 7(a).
     (b) You shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters”.
     (c) The Registration Statement shall have become effective and on the Closing Date and any Option Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company and PPL Capital Funding shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or the cover page of a prospectus filed pursuant to Rule 424(b).
     (d) Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change not contemplated by the Prospectus (as it exists on the date hereof), or any development that could reasonably be expected to result in a material adverse change, in or affecting particularly, the business or properties of the

Company or PPL Capital Funding which, in your judgment, makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Securities; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (iii) a general banking moratorium declared by federal or New York authorities or a material disruption in securities settlement, payment or clearance services in the United States; (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Securities; or (v) any decrease in the ratings of the Notes by Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities.
     (e) You shall have received from Frederick C. Paine, Esq., Senior Counsel, or such other counsel for the Company and PPL Capital Funding as may be acceptable to you, an opinion in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable, and addressed to you, as Representatives of the Underwriters, to the effect that:
     (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;
     (ii) The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (1) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement, any Statutory Prospectus or the Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement, any Statutory Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required and (2) nothing has come to the attention of such counsel that would lead such counsel to believe either that the Registration Statement, as of its applicable effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time, or the Prospectus, as supplemented, as of the date of this Agreement, and as it shall have been amended or supplemented, as of the Closing Date or any Option Closing Date, as applicable, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement, the General Disclosure Package or the Prospectus;
     (iii) This Agreement has been duly authorized, executed and delivered by the Company and PPL Capital Funding;
     (iv) No consent, approval, authorization or other order of any public board or body of the United States or the Commonwealth of Pennsylvania (except for the registration of the Securities under the Act and the qualification of the Indenture under the Trust Indenture Act and other than in connection or compliance with the provisions of the securities or “blue sky” laws of any jurisdiction, as to which such counsel need express no opinion) is legally required for the authorization of the issuance and sale of the Securities;
     (v) The execution and delivery by the Company and PPL Capital Funding of, and the performance by each of the Company and PPL Capital Funding of its obligations under, this Agreement, the Indenture, the Notes, the Guarantee, the Units Agreements and the Remarketing Agreement will not contravene (i) the Articles of Incorporation or by-laws of the Company or the Certificate of Incorporation or by-laws of PPL Capital Funding, (ii) to the best of such counsel’s knowledge, any indenture, bank loan or credit agreement or other evidence of indebtedness binding upon the Company or PPL Capital Funding or any agreement or other instrument binding upon the Company or PPL Capital Funding that, in the case of any such agreement specified in this clause (ii) is material to the Company or PPL Capital Funding, or (iii) to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or PPL Capital Funding;
     (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package or the Prospectus;
     (vii) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar rights; and
     (viii) The shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and conform to the description thereof contained in the Registration Statement, the General Disclosure Package or the Prospectus, and, when issued and delivered in accordance with the terms of the Purchase Contract and Pledge Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Simpson Thacher & Bartlett LLP referred to in Section 7(f) of this Agreement.
     (f) You shall have received from Simpson Thacher & Bartlett LLP, counsel to the Company and PPL Capital Funding, an opinion in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable, and addressed to you, as Representatives of the Underwriters, substantially to the effect that:
     (i) PPL Capital Funding is validly existing and in good standing as a corporation under the law of the State of Delaware;
     (ii) The Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company and PPL Capital Funding and assuming that the Purchase Contract and Pledge Agreement is the valid and legal binding obligation of the Purchase Contract Agent, the Collateral Agent, the custodial agent and the securities intermediary and the Holders, the Purchase Contract and Pledge Agreement constitutes a valid and legally binding obligation of the Company and PPL Capital Funding enforceable against the Company and PPL Capital Funding in accordance with its terms, except as limited by the Enforceability Exceptions.
     (iii) The Securities have been duly authorized by the Company, and the Corporate Units have been duly executed and issued by the Company and, assuming (a) due execution thereof by the Purchase Contract Agent as attorney-in-fact of the Holder thereto, (b) due authentication thereof by the Purchase Contract Agent, (c) due authentication of the Notes by the Indenture Trustee, and (d) due execution of the Purchase Contract and Collateral Agreement by the Purchase Contract Agent as attorney-in-fact of the Holders, upon payment and delivery of the Corporate Units in accordance with this Agreement, the Corporate Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract and Pledge Agreement, except as limited by the Enforceability Exceptions;
     (iv) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by PPL Capital Funding and the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and, assuming that the Indenture is the valid and legally binding obligation of the Indenture Trustee, the Indenture (including the Guarantee set forth therein) constitutes a valid and legally binding obligation of PPL Capital Funding and the Company enforceable against PPL Capital Funding and the Company in accordance with its terms, except as limited by the Enforceability Exceptions.
     (v) The Notes have been duly authorized, executed and issued by PPL Capital Funding and, assuming due authentication thereof by the Indenture

Trustee and upon payment and delivery of the Corporate Units in accordance with this Agreement, will constitute valid and legally binding obligations of PPL Capital Funding enforceable against PPL Capital Funding in accordance with their terms and entitled to the benefits of the Indenture, except to the extent limited by the Enforceability Exceptions;
     (vi) The Guarantee has been duly authorized, executed and issued by the Company, and, assuming due authentication of the Notes by the Indenture Trustee and upon payment and delivery of the Notes in accordance with this Agreement, will constitute a valid and legally binding obligation of the Company, as guarantor, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent limited by the Enforceability Exceptions;
     (vii) The Common Stock initially to be issued and sold by the Company pursuant to the Purchase Contract and Pledge Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement against payment of the purchase price therefor, will be validly issued, fully paid and non-assessable;
     (viii) The statements made in the General Disclosure Package and the Prospectus under the captions “Description of the Equity Units”, “Description of the Purchase Contracts”, “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of such terms of such documents in all material respects;
     (ix) The statements made in each of the preliminary prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;
     (x) This Agreement has been duly authorized, executed and delivered by the Company and PPL Capital Funding;
     (xi) None of the issuance and sale of the Securities by the Company, the issuance of the Notes by PPL Capital Funding and execution, delivery and performance by the Company and PPL Capital Funding of this Agreement, the Purchase Contract and Pledge Agreement and the Indenture will violate the Certificate of Incorporation or By-laws of PPL Capital Funding or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York State statute or the Delaware General

Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;
     (xii) No consent, approval, authorization order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel’s knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company, the issue of the Notes by PPL Capital Funding and the compliance by the Company and PPL Capital Funding with all of the provisions of this Agreement, except for the registration under the Securities Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky law in connection with the purchase and distribution of the Securities by the Underwriters;
     (xiii) The Registration Statement has become effective under the Securities Act and the Prospectus was filed within two business days of the date hereof pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;
     (xiv) The Purchase Contract and Pledge Agreement is effective to create in favor of the Collateral Agent for the benefit of the Company, a valid security interest under the New York Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”) in the security entitlements in respect of the Pledged Notes and the Pledged Treasury Securities (as each is defined in the Purchase Contract and Pledge Agreement) that are from time to time credited to the Collateral Account (as described in the Purchase Contract Pledge Agreement) to secure the obligations of the Holders under the Purchase Contracts, except to the extent limited by the Enforceability Exceptions; and
     (xv) The security interest of the Collateral Agent in security entitlements with respect to the Pledged Notes and the Pledged Treasury Securities that are from time to time credited to the Collateral Account will be perfected, and the Collateral Agent will have “control” (within the meaning of Article 8-106 of the UCC) thereof, once the Securities Intermediary has indicated by book entry that such financial assets have been credited to the Collateral Account, provided that, the Securities Intermediary has agreed that it will comply with “entitlement orders” originated by the Collateral Agent without further consent by the “entitlement holder” (as each is defined in Article 8-102(a)(7) and (8) of the UCC). Under the Purchase Contract and Pledge Agreement, the Securities Intermediary has agreed that it will comply with entitlement orders originated by the Collateral Agent, as the secured party, with respect to the Collateral Account without further consent by the Purchase Contract Agent, which is the entitlement holder with respect to such security entitlements. Under

Section 8-510 of the UCC, assuming that neither the Collateral Agent nor the Company has any notice of any adverse claim to such security entitlements, insofar as Articles 8 and 9 of the UCC are applicable thereto, no action based on an adverse claim to such security entitlements may be asserted against the Collateral Agent or the Company. In giving the opinion contained in this paragraph such counsel has relied upon the representations of the Securities Intermediary contained in, and assumed compliance by the Securities Intermediary with its undertakings set forth in the Purchase Contract and Pledge Agreement.
     (xvi) Neither of the Issuers is an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.
     In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to in subsection (e).
     (g) You shall have received from Simpson Thacher & Bartlett LLP, counsel to the Company and PPL Capital Funding, a letter in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable, and addressed to you, as Representatives of the Underwriters, to the effect that:
     (i) Such counsel advises you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents (as defined therein); and
     (ii) Nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the General Disclosure Package (including the Exchange Act documents incorporated or deemed incorporated by reference therein), as of the date of pricing of the offering of the Securities and on the date of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus (including the Exchange Act documents incorporated or deemed incorporated by reference therein), as of the date of pricing of the offering of the Securities and as of the date of such letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading , except that such counsel expresses no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Exchange Act documents referenced above.
     (h) You shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable, with respect to matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Davis Polk & Wardwell LLP may rely as to matters governed by Pennsylvania law upon the opinion of Frederick C. Paine, Esq. or such other counsel referred to above.
     (i) You shall have received from counsel to the Purchase Contract Agent, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable.
     (j) You shall have received from counsel to the Collateral Agent, such opinion or opinions in form and substance satisfactory to you, dated the Closing Date and any Option Closing Date, as applicable.
     (k) You shall have received a certificate, dated the Closing Date and any Option Closing Date, as applicable, of the Controller and the Treasurer or Assistant Treasurer of the Company, and of the President or the Treasurer of PPL Capital Funding, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company or PPL Capital Funding, as the case may be, in this Agreement are true and correct in all material respects as of the Closing Date or any Option Closing Date, as applicable, (ii) the Company or PPL Funding, as the case may be, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or any Option Closing Date, as applicable, (iii) no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial position or results of operations of the Company and its subsidiaries taken as a whole except as set forth or contemplated in the Prospectus or as described in such certificate.
     (l) You shall have received from the Company a copy of the rating letters from Standard & Poor’s Ratings Service, a Division of The McGraw-Hill Companies,

and Moody’s Investors Service, Inc. assigning ratings on the Notes of BB+ and Ba1, respectively.
     (m) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the directors and executive officers of the Company listed on Schedule C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as applicable.
          The Company and the Guarantor will furnish you as promptly as practicable after the Closing Date with such conformed copies of such opinions, certificates, letters and documents as you may reasonably request.
          In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telegram to the Company without liability or obligation on the part of the Company and the Guarantor or any Underwriter, except as provided in Sections 6(e), 6(i), 9, 11 and 13 hereof.
          8. Conditions of the Obligations of the Issuers.
          The obligations of the Company to sell and deliver the Securities on the Closing Date are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement and/or any notice objecting to its use shall be in effect or proceeding therefor shall have been instituted or, to the knowledge of the Company or PPL Capital Funding, shall be contemplated.
          If such condition shall not have been satisfied, then each of the Company and PPL Capital Funding shall be entitled, by notice in writing or by telegram to you, to terminate this Agreement without any liability on the part of the Company, PPL Capital Funding or any Underwriter, except as provided in Sections 6(e), 6(j), 9, 11 and 13 hereof.
          9. Indemnification and Contribution.
          (a) The Issuers agree that they will jointly and severally indemnify and hold harmless each Underwriter and the officers, directors, partners, members, employees, agents and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each “an indemnified party”), against any loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading and, except as hereinafter in this Section provided, the Issuers agree to reimburse each indemnified party for any reasonable legal or other expenses as incurred by such indemnified party in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that neither the Company nor PPL Capital Funding shall be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by or through you on behalf of any Underwriter expressly for use in any such document (provided that the only such information is that set forth on Schedule B hereto) or arises out of, or is based on, statements or omissions from the part of the Registration Statement which shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.
          (b) Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Company and PPL Capital Funding and its officers and directors, and each of them, and each person, if any, who controls the Company and PPL Capital Funding within the meaning of Section 15 of the Securities Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company and PPL Capital Funding by or through you on behalf of such Underwriter expressly for use in any such document (provided that the only such information is that set forth on Schedule B hereto); and, except as hereinafter in this Section provided, each Underwriter, severally and not jointly, agrees to reimburse the Company and PPL Capital Funding and its officers and directors, and each of them, and each person, if any, who controls the Company and PPL Capital Funding within the meaning of Section 15 of the Securities Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.
          (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this Section 9. In the case of any such notice to an indemnifying party, the indemnifying party shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party that is a defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Notes.
          (d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Issuers of a claim in respect thereof pursuant to subsection (c) of this Section 9, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Issuers for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Issuers from the offering of the Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Underwriter or person’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, PPL Capital Funding and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).
          (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.
          (f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Issuers and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, PPL Capital Funding or their respective directors or officers, (ii) the acceptance of any Securities and payment therefor under this Agreement, and (iii) any termination of this Agreement.

          10. Default of Underwriters.
          If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities offered that the Underwriters are obligated to purchase on the Closing Date, the non-defaulting Underwriters may make arrangements satisfactory to the Issuers for the purchase of such Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion which their respective commitments hereunder bear to the total commitment of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters default in their obligations to purchase Securities hereunder, the Issuers may by prompt written notice to non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Issuers will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and PPL Capital Funding for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 6(j), 9, 11 and 13 shall at all times be effective and shall survive such termination. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve an Underwriter from liability for its default.
          11. Survival of Certain Representations and Obligations.
          The respective indemnities, agreements, representations and warranties of the Company and PPL Capital Funding and of or on behalf of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company and PPL Capital Funding or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Company and PPL Capital Funding shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, and the respective obligations of the Company, PPL Capital Funding and the Underwriters pursuant to Section 9 hereof shall remain in effect.
          If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (ii) (other than for any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market), (iii), (iv) or (v) of Section 7(d), the Company and PPL Capital will reimburse the

Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.
          12. Notices.
          The Company and PPL Capital Funding shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Underwriters if the same shall have been made or given by you jointly. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, and, if to the Company or PPL Capital Funding, shall be sufficient in all respects if delivered or mailed to the Company or PPL Capital Funding at Two North Ninth Street, Allentown, Pennsylvania 18101 (facsimile: 610-774-5235), Attn: Treasurer, and, if to you, shall be sufficient in all respects if delivered or mailed to both Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (facsimile: 646-855-3073), Attention: Syndicate Department; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will also be delivered or mailed to such Underwriter at the address, if any, of such Underwriter furnished to the Company and PPL Capital Funding in writing for the purpose of communications hereunder.
          13. No Advisory or Fiduciary Relationship.
          Each of the Company and PPL Capital Funding acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and PPL Capital Funding, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or PPL Capital Funding, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or PPL Capital Funding with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or PPL Capital Funding on other matters) and no Underwriter has any obligation to Company or PPL Capital Funding with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or PPL Capital Funding, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company or PPL Capital Funding has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) the Company and PPL Capital Funding waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or PPL Capital Funding in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or PPL Capital Funding, including stockholders, creditors or employees.

          14. Parties in Interest.
          This Agreement shall inure solely to the benefit of the Issuers and the Underwriters and, to the extent provided in Section 9 hereof, to any person who controls any Underwriter, to the officers and directors of the Issuers, and to any person who controls the Issuers, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term “successor” shall not include any assignee of an Underwriter (other than one who shall acquire all or substantially all of such Underwriter’s business and properties), nor shall it include any purchaser of Notes from any Underwriter merely because of such purchase.
          15. Representation of Underwriters.
          Any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
          16. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
          17. Effectiveness.
          This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          18. Applicable Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          19. Headings.
          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, PPL Capital Funding and the several Underwriters in accordance with its terms.

Yours very truly, PPL CORPORATION
By:	/s/ Russell R. Clelland
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

PPL CAPITAL FUNDING, INC.
By:	/s/ Russell R. Clelland
	Name:	Russell R. Clelland
	Title:	Assistant Treasurer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
/s/ John Cogan
Name:	John Cogan
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
/s/ Laurel A. Coben
Name:	Laurel A. Coben
Title:	Managing Director

SCHEDULE A
Issuer General Use
Free Writing Prospectus

Pricing Term Sheet dated June 22, 2010	Registration Statement Nos. 333-158200 and 333-158200-03
Filed Pursuant to Rule 433
Supplementing the Preliminary
Prospectus Supplements
dated June 21, 2010
(To Prospectus dated March 25, 2009)
PPL Corporation
Concurrent Offerings of
90,000,000 Shares of Common Stock
(the “Common Stock Offering”)
and
20,000,000 Equity Units
(Initially Consisting of 20,000,000 Corporate Units)
(the “Equity Units Offering”)

The information in this pricing term sheet relates only to the Common Stock Offering and the Equity Units Offering and should be read together with (i) the preliminary prospectus supplement dated June 21, 2010 relating to the Common Stock Offering, including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated June 21, 2010 relating to the Equity Units Offering, including the documents incorporated by reference therein, and (iii) the related base prospectus dated March 25, 2009, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement Nos. 333-158200 and 333-158200-03. Terms used but not defined herein have the meanings ascribed to them in the relevant preliminary prospectus supplement.

Company:	PPL Corporation

Company Stock Ticker:	New York Stock Exchange “PPL”

Trade Date:	June 22, 2010

Closing Price on June 22, 2010:	$24.24

Settlement Date:	June 28, 2010

Registration Format:	SEC Registered

Common Stock Offering

Title of Securities:	Common stock, $0.01 par value per share, of the Company

CUSIP Number:	69351T106

Shares Offered:	90,000,000 (or a total of 103,500,000 if the underwriters exercise their option to purchase up to 13,500,000 additional shares of the Company’s common stock in full, solely to cover over-allotments, at the Public Offering Price less the underwriting discounts and commissions)

Public Offering Price:	$24.00 per share / approximately $2,160,000,000 total (excluding the underwriters’ over-allotment option to purchase up to 13,500,000 additional shares of the Company’s common stock)

Underwriting Discounts and Commissions:	$0.72 per share / approximately $64,800,000 total (excluding the underwriters’ over-allotment option to purchase up to 13,500,000 additional shares of the Company’s common stock)

Estimated Net Proceeds to the Company from the Common Stock Offering:	The net proceeds from the sale of common stock in the Common Stock Offering will be approximately $2,095,200,000 (or approximately $2,409,480,000 if the underwriters exercise their option to purchase up to 13,500,000 additional shares of the Company’s common stock in full), after deducting the underwriting discounts and commissions and before estimated offering expenses payable by the Company.

Concessions and Discounts:	The Company has been advised by the representatives that the underwriters propose to offer the shares of common stock at the Public Offering Price and to selling group members at that price less a selling concession of $0.432 per share. After the initial public offering, the underwriters may change the Public Offering Price and selling concession.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC

Co-Managers:	BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Lloyds TSB Bank Plc., Mitsubishi UFJ Securities (USA), Inc., Piper Jaffray & Co., RBS Securities Inc. and Scotia Capital (USA) Inc.

Equity Units Offering

Title of Securities:	Equity Units (initially consisting of Corporate Units) which consist of a purchase contract issued by the Company and, initially, a l/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of notes issued by PPL Capital Funding, Inc.

Notes Offered:	$1,000,000,000 (or a total of $1,150,000,000 if the underwriters exercise their option to purchase up to 3,000,000 additional Equity Units in full, solely to cover over-allotments) aggregate principal amount of 4.625% Junior Subordinated Notes due 2018 issued by PPL Capital Funding, Inc. fully and unconditionally guaranteed by the Company, pursuant to the subordinated guarantee of the Company

Number of Equity Units Offered:	20,000,000 (or a total of 23,000,000 if the underwriters exercise their option to purchase up to 3,000,000 additional Equity Units in full, solely to cover over-allotments)

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Aggregate Offering Amount:	$1,000,000,000 (or a total of $1,150,000,000 if the underwriters exercise their option to purchase up to 3,000,000 additional Equity Units in full, solely to cover over-allotments)

Stated Amount per Equity Unit:	$50.00

Public Offering Price:	$50.00 per Equity Unit / approximately $1,000,000,000 total (excluding the underwriters’ option to purchase up to 3,000,000 additional Equity Units)

Underwriting Discounts and Commissions:	$1.50 per Equity Unit / approximately $30,000,000 total (excluding the underwriters’ option to purchase up to 3,000,000 additional Equity Units)

Interest Rate on the Notes:	4.625% (or $46.25 per year per $1,000 principal amount of note), subject to PPL Capital Funding Inc.’s right to defer interest, payments as described in the preliminary prospectus supplement for the Equity Units Offering

Deferred Interest on the Notes:	Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date.

Contract Adjustment Payment Rate:	4.875% per year of the Stated Amount per Equity Unit ($2.4375 per year of the Stated Amount per Equity Unit), subject to the Company’s right to defer contract adjustment payments, as described in the preliminary prospectus supplement for the Equity Units Offering

Deferred Contract Adjustment Payments:	Deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of 9.5% per year until paid, compounded quarterly, to, but excluding, the payment date.

Total Distribution Rate on the Corporate Units:	9.5%

Reference Price:	$24.00 (Public Offering Price in the Company’s concurrent Common Stock Offering)

Threshold Appreciation Price:	$28.80 (represents appreciation of approximately 20% over the Reference Price)

Minimum Settlement Rate:	1.7361 shares of the Company’s common stock (subject to adjustment), equal to the $50.00 Stated Amount per Equity Unit divided by the Threshold Appreciation Price

Maximum Settlement Rate:	2.0833 shares of the Company’s common stock (subject to adjustment), equal to the $50.00 Stated Amount per Equity Unit divided by the Reference Price

Purchase Contract Settlement Date:	July 1, 2013

Note Maturity Date:	July 1, 2018 (which may be modified in connection with a successful remarketing)

Estimated Net Proceeds to the Company from the Equity Units Offering:	The net proceeds from the sale of Equity Units in the Equity Units Offering will be approximately $970,000,000 (or approximately

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$1,115,500,000 if the underwriters exercise their option to purchase up to 3,000,000 additional Equity Units in full), after deducting the underwriting discounts and commissions and before estimated offering expenses payable by the Company.

Concessions and Discounts:	The Company has been advised by the representatives that the underwriters propose to offer the Equity Units directly to the public at the Public Offering Price and to selling group members at that price less a selling concession of $0.90 per Equity Unit. After the initial public offering, the underwriters may change the Public Offering Price and selling concession.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC

Senior Co-Managers:	Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc.

Note Interest Payment Dates and Contract Adjustment Payment Dates:	January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2010 (subject to the Company’s right to defer the contract adjustment payments and PPL Capital Funding, Inc.’s right to defer the interest payments as described in the preliminary prospectus supplement for the Equity Units Offering)

Listing:	The Company will apply to list the Corporate Units on the New York Stock Exchange under the symbol “PPL PR U.” The Company expects trading of the Corporate Units on the New York Stock Exchange to begin within 30 days after the date of initial issuance of the Corporate Units.

CUSIP for the Corporate Units:	69351T 601

ISIN for the Corporate Units:	US69351T6010

CUSIP for the Treasury Units:	69351T 700

ISIN for the Treasury Units:	US69351T7000

CUSIP for the Subordinated Notes:	69351T AB2

ISIN for the Subordinated Notes:	US69351TAB26

Allocation of the Purchase Price:	At the time of issuance, the fair market value of the applicable ownership interest in the notes will be $50 (or 100% of the issue price of a Corporate Unit) and the fair market value of each purchase contract will be $0 (or 0% of the issue price of a Corporate Unit).

Early Settlement:	A holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the

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Purchase Contract Settlement Date, other than during a blackout period (as described in the preliminary prospectus supplement for the Equity Units Offering) in the case of Corporate Units. Such early settlement may only be made in integral multiples of 20 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of 64,000 Corporate Units prior to 5:00 p.m., New York City time, on the second business day immediately preceding the Purchase Contract Settlement Date, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in the preliminary prospectus supplement for the Equity Units Offering. If a purchase contract is settled early, the number of shares of common stock to be issued per purchase contract will be equal to the Minimum Settlement Rate (subject to adjustment as described in the preliminary prospectus supplement for the Equity Units Offering).

Early Settlement Upon a Fundamental Change:	Upon the occurrence of a “fundamental change,” as defined in the preliminary prospectus supplement for the Equity Units Offering, prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change:

	Stock Price on Effective Date
Effective Date	$8.00	$16.00	$20.00	$24.00	$26.00	$28.80	$32.00	$36.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
June 28, 2010	0.5748	0.2380	0.1123	0.0000	0.1133	0.2462	0.1998	0.1601	0.1346	0.1014	0.0844	0.0723	0.0627	0.0548	0.0482
July 1, 2011	0.4027	0.1649	0.0598	0.0000	0.0669	0.1999	0.1548	0.1187	0.0975	0.0730	0.0607	0.0516	0.0444	0.0386	0.0340
July 1, 2012	0.2111	0.0900	0.0156	0.0000	0.0180	0.1444	0.0977	0.0667	0.0526	0.0396	0.0325	0.0273	0.0233	0.0203	0.0178
July 1, 2013	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

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•	if the stock price is in excess of $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table above) then the make-whole share amount will be zero; and

•	if the stock price is less than $8.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above in the first bullet, if the effective date is between two dates on the table.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 64,000 Corporate Units. A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Irrevocable Election:	The subordination provisions of the notes and guarantees will not apply to the notes remarketed in a final remarketing, unless the Company makes an irrevocable election otherwise at any time on or prior to December 28, 2010 (six months from the date of initial issuance of the Corporate Units).

The issuers have filed a joint shelf-registration statement (including preliminary prospectus supplements each dated June 21, 2010 and an accompanying prospectus dated March 25, 2009) with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the relevant preliminary prospectus supplement, the accompanying prospectus and the other documents the issuers have filed with the SEC for more complete information about the issuers and the offerings. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department, call toll-free (866) 500-5408 or email Prospectus.Requests@ml.com; or from Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010 or call toll-free (800) 221-1037.
This communication should be read in conjunction with the preliminary prospectus supplements dated June 21, 2010 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SCHEDULE B
Information Represented and Warranted by the Underwriters
Pursuant to Section 2 of Underwriting Agreement
(1)	The concession and discount figures appearing in the fifth paragraph under the caption “Underwriting”.

(2)	The information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the eleventh and twelfth paragraphs under the caption “Underwriting”.

SCHEDULE C
Directors and Executive Officers of the Company delivering
lock-up agreements pursuant to Section 7(l)
James H. Miller
William H. Spence
Paul A. Farr
Robert J. Grey
James E. Abel
J. Matt Simmons, Jr.
Vincent Sorgi
Rick L. Klingensmith
Robert D. Gabbard
David G. DeCampli
Frederick M. Bernthal
John W. Conway
E. Allen Deaver
Louise K. Goeser
Stuart E. Graham
Stuart Heydt
Craig A. Rogerson
Natica von Althann
Keith H. Williamson

Exhibit A
[FORM OF LOCK-UP LETTER]
                           , 2010
Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
     As Representatives of the Several Underwriters
Dear Sirs and Mesdames:
          The undersigned understands that Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PPL Corporation, a Pennsylvania corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of Equity Units that will include a stock purchase contact under which the holder of the Equity Unit will purchase from the Company shares of the Common Stock, par value $.01 per share of the Company (the “Common Stock”).
          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Credit Suisse and BAML, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or make any public announcement of an intention thereof or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or make any public announcement of an intention thereof. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse and BAML, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
          If, however, (1) during the last 17 days of the initial 90-day restricted period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial 90-day restricted period, then in each case the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)